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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement on Form S-3 and related Prospectus of Westcorp for the registration of 3,800,000 shares of its common stock and to the incorporation by reference therein of our report dated January 21, 2003, with respect to the consolidated financial statements of Westcorp for the year ended December 31, 2002 included in its Report on Form 10-K dated March 26, 2003, filed with the Securities Exchange Commission, and included herein.


                                            /s/ ERNST & YOUNG LLP

Los Angeles, California
June 18, 2003